PROMISSORY NOTE

345 Westwater Way
Fayetteville NC 28301

$69,000

Effective Date: Febuary 13, 2012

1. **<u>PROMISE TO PAY. FOR VALUE RECEIVED</u>**, Swan Investments, Inc as **personal Guarantor(s)**, with business or notification address of 3113 Herdman Way, Raleigh, NC, 27614 (individually and collectively, jointly and severally the "Borrower") promises to pay to the order of DoHardMoney.com, Inc., ("Lender"), at its office at 8785 South Jordan Valley Way #1, West Jordan Utah 84088, or at such other place as the Lender may from time to time designate in writing, the principal sum of, ($ 69,000) Sixty Nine Thousand dollars and 00/100 cents together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Section 5 hereof. This promissory note (as it may be amended, modified, extended, and renewed from time to time, the "Promissory Note") is issued pursuant to, entitled to the benefits of, and referred to as the "Promissory Note" in the Loan Agreement. In the event of any inconsistency between the provisions of this Promissory Note and the provisions of the Loan Agreement the Loan Agreement shall control.

2. **<u>DEFINITIONS.</u>** The following terms shall have the following meanings when used herein. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

   "Business Day" means a day of the year other than Saturdays, Sundays, and legal holidays on which Lender's office is closed.

   "Default Interest Rate" means a rate of interest equal to the lesser of (a) the aggregate of FOURTY PERCENT (40.0%) per annum plus the Interest Rate or (b) the highest rate legally permissible under applicable law.

   "Interest Rate" means an interest rate equal to Eighteen percent (18%%) per annum.

   "Loan Documents" means the documents defined in the Loan Agreement.

   "Maturity Date" means the date which is exactly One Hundred Fifty (150) days from the EFFECTIVE DATE of the Promissory Note.

3. **MATURITY DATE**. Absent the occurrence of an Event of Default hereunder or under any of the Loan Documents, the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date. If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest included in such payment.

4. **PAYMENTS.** Interest only monthly payments will be due on the first day of each month and will be late on the fifth day of each month. If borrower shall fail to make any payment of interest on or before the date when due, a late fee will be charge by way of damages shall be immediately due and payable.

5. **PREPAYMENT**. Borrower may prepay the Loan, in whole or in part, at any time without penalty.

6. **INTEREST**. (a) Absent an Event of Default hereunder or under any of the Loan Documents, each advance made hereunder shall bear interest at the Interest Rate. Interest on this Promissory Note shall be computed by applying the ratio of the annual Interest Rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other set off.

7. **APPLICATION OF PAYMENTS**. Unless otherwise agreed to, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided. However, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

8. **SECURITY**. This Promissory Note is secured by, among other things, the Security Deed and financing statements of approximate even date herewith which creates a lien on that certain property described therein.

9. **EVENT OF DEFAULT**. The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder: (a) Failure by Borrower to pay any monetary amount within three (3) business days of when due under any Loan Document; or (b) the occurrence of an Event of Default under any of the other the Loan Documents.

10. **REMEDIES**. Upon the occurrence of an Event of Default, then at the option of the Lender, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Borrower under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default Borrower shall be assessed a late fee of fifteen (15%) of any unpaid balance, including interest and fees. So long as such Event of Default shall continue the entire balance of principal hereof, together with all accrued interest thereon, late fees, and all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate. No delay or omission on the part of the Lender in exercising any right under this Promissory Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

11. **WAIVER**. Borrower, endorsers, guarantors, and sureties of this Promissory Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Borrower, endorsers, guarantors, or sureties, the Lender may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty. Borrower, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12. **CHANGE, DISCHARGE, TERMINATION, OR WAIVER**. No provision of this Promissory Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Lender to exercise and no delay of by the Lender in exercising any right or remedy under this Promissory Note or under the law shall operate as a waiver thereof.

13. **MISCELLANEOUS**. If this Promissory Note is not paid when due or if any unmatured Event of Default or Event of Default occurs, Borrower promises to pay all actual costs of enforcement and collection and preparation therefore, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof. If any provision of this Promissory Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Facsimile signature pages will be acceptable and shall be conclusive evidence of

execution. The representations, warranties, and covenants of the Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

14. **INTEGRATION. BORROWER IS NOTIFIED THAT THE PROMISSORY NOTE AND OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES**

15. **INTEREST.** In no event will the interest rate on this Promissory Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Promissory Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Lender from Borrower under this Promissory Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Lender will refund to Borrower such excess.

16. **IN WITNESS WHEREOF,** Borrower has executed and delivered this Promissory Note as of the day and year first above written.

BORROWER 1 (must be signed twice in some cases)

____
Swan Investments, Inc
______________________________ Pres.
Steven Swanger, For Company (if applicable)
By: ______________________________
Title: President

BORROWER 2 (must be signed twice)

____
Steven Swanger

Steven Swanger, For Company (if applicable)
By: ______________________________
Title: Individually